EXCISED VERSION of Exhibit 10.138

Exhibit 10.138: Certain confidential information in this Exhibit 10.138 was omitted and filed separately with the Securities and Exchange Commission (“SEC”) with a request for confidential treatment by Inter Parfums, Inc.

LICENCE AGREEMENT

J CHOO LIMITED

AND

INTER PARFUMS SA

CONTENTS		PAGE

1.	DEFINITIONS	- 2 -
2.	LICENCE	- 3 -
3.	COMPENSATION TO LICENSOR	- 4 -
4.	PRODUCTS AND QUALITY CONTROL	- 7 -
5.	MARKETING AND LAUNCH PLANS, ADVERTISING, MARKETING AND SALES PROMOTION	- 9 -
6.	DISTRIBUTION	- 15 -
7.	TERM AND TERMINATION	- 16 -
8.	TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS	- 18 -
9.	EXCLUSIVITY	- 21 -
10.	PRODUCT LIABILITY	- 21 -
11.	CONFIDENTIALITY	- 22 -
12.	NOTICES	- 23 -
13.	ASSIGNMENT	- 23 -
14.	ENTIRE AGREEMENT, MODIFICATION	- 23 -
15.	APPLICABLE LAW, JURISDICTION	- 24 -
16.	REMEDIES, NO WAIVER	- 24 -
17.	SEVERABILITY	- 25 -
18.	SECTION HEADINGS	- 25 -
19.	FORCE MAJEURE	- 25 -

Annex A	Trademarks
Annex B	Form of Royalty Report
Annex C	Projected Net Sales and Royalties
Annex D	Selective Distribution Criteria
Annex E	Annual Marketing Plan

LICENCE AGREEMENT

between

J CHOO LIMITED
a company incorporated under the laws of United Kingdom with Co No: 03185783, having its registered office at 4, Lancer Square, Kensington Church Street, London W8 4EH

hereinafter referred to as “LICENSOR”

and

INTER PARFUMS SA,
a company incorporated under the laws of France RCS Paris B 350 219 382 , having its registered office at 4 rond-point des Champs Elysée 75008 PARIS, France hereafter referred to as “LICENSEE”

WHEREAS, LICENSOR and/or its RELATED COMPANIES (as hereinafter defined) are the owners of the TRADEMARKS (as hereinafter defined), the tradename “Jimmy Choo” (hereinafter “TRADENAME”), and the goodwill and reputation associated with them and manufactures or has manufactured for it and sells under the TRADEMARKS luxury lifestyle accessories with women’s shoes and handbags.

WHEREAS, LICENSOR has the right to grant the exclusive right to use the TRADEMARKS and the TRADENAME in connection with the marketing of luxury fragrance and cosmetic products throughout the world in accordance with the terms and conditions of this AGREEMENT and to grant a licence for the use of the TRADEMARKS as provided herein.

WHEREAS, LICENSEE desires to obtain the right to use the TRADEMARKS and the TRADENAME on and in connection with the development, manufacture and sale of the PRODUCTS (as hereinafter defined) throughout the world in accordance with the terms and conditions of this AGREEMENT.

WHEREAS, LICENSOR is willing to grant LICENSEE the right to use the TRADEMARKS and the TRADENAME on and/or in connection with the manufacture and sale of the PRODUCTS (as hereinafter defined) throughout the TERRITORY on the terms and conditions hereinafter provided.

THEREFORE, in consideration of the said premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the following meanings:

1.1	“AGREEMENT” shall mean this Licence Agreement including all Annexes and Exhibits hereto, as the same may be amended, supplemented or modified in accordance with Section 14 hereof;

1.2	“TERM”, shall mean, subject to the terms and conditions of article 7.1 below, a term of a period of 12 ( twelve) years commencing on 1 January 2010 and expiring on 31 December 2021.

1.3	“CONTRACTUAL YEAR” shall mean for the duration of the TERM any period of twelve months commencing on January 1 and ending on the following December 31;

1.4
“TRADEMARKS” shall mean the trademark “Jimmy Choo” and other trademarks as represented and listed in Annex A hereto, together with any further names, symbols or marks which the parties may agree to introduce in accordance with the provisions of this AGREEMENT for the purpose of applying to the PRODUCTS, and shall include (but not be limited to) the various registrations thereof which have been obtained, which are pending, or which may be obtained, as are relevant to the PRODUCTS;

1.5	“BOTTLES” shall mean the bottles or other containers (including, but without limitation, tubes, vials, jars, etc.) for the PRODUCTS in which the PRODUCTS are sold;

1.6
“PRESENTATION” shall mean all trademarks, get-up, designs, advertising, merchandising, point of sale (“POS”), promotional and packaging (including labelling) material appearing upon or used in relation to the PRODUCTS;

1.7
“PRODUCTS” shall mean such luxury fragrance (women’s and men’s fragrance and home fragrance) and cosmetic products limited to bath and body products, to the exclusion of skin care and make up products as shall be launched in accordance with the provisions of this AGREEMENT, that LICENSEE may market, distribute and sell in connection with the TRADEMARKS and/or the TRADENAME pursuant to the terms and conditions of this AGREEMENT;

1.8
“QUALITY CRITERIA” shall mean that PRODUCTS (including the BOTTLES and the PRESENTATION) shall be manufactured to the best standards of quality, utilising quality ingredients and materials, such that the standard of quality of the finished PRODUCTS and PRESENTATION is commensurate with that to be expected of luxury fragrance products of similar price and luxury to the PRODUCTS and shall be consistent with the luxury image associated with the Jimmy Choo brand.

1.9
“LICENSOR’S OUTLETS” shall mean those shop-in-shops, corners, concessions, outlets and free standing boutiques which are owned, operated or managed by LICENSOR, by any of its RELATED COMPANIES and/or by a third party under the TRADENAME;

1.10	“TERRITORY” shall mean all countries and territories throughout the world, including duty free zones;

1.11
“NET SALES” shall mean, to the exception of the United Kingdom and the United States, the total prices invoiced by LICENSEE on Ex-Factory basis and by any of its RELATED COMPANIES on net wholesale sales  basis, on the first sale of PRODUCTS in the ordinary course of business to a third party, after deduction of any sales taxes , credits, product returns, trade or cash discounts (including year-end discounts), provided that the aggregate of such deductions shall not exceed such amount as would be normal business practice in the Luxury fragrance sector for comparable products. In respect of the United Kingdom and United States, NET SALES shall refer to net wholesale sales whatever there is a RELATED COMPANY or an independent distributor selling the PRODUCTS. For the avoidance of any doubt, NET SALES shall not include sales of POS and/or promotional materials, including but not limited to testers, minis, samples, show cards and windows.

1.12
“RELATED COMPANIES” shall mean any parent or subsidiary of any of the parties or any company affiliated with or related to any of them in which they hold more than 50% of the shares voting rights or otherwise has effective control.

2.	LICENCE

2.1
LICENSOR hereby grants LICENSEE an exclusive licence to use the TRADEMARKS and/or the TRADENAME in connection with the development, manufacture, sale, distribution, advertising, merchandising, promotion and marketing of the PRODUCTS in the TERRITORY for the TERM of the AGREEMENT in accordance with the conditions set out below. LICENSEE shall be entitled to use the TRADEMARKS set forth in Annex A hereto and/or the TRADENAME in connection with other trademarks and/or other distinctive or descriptive attributes (words, logos, devices, etc.) but only as LICENSOR shall first approve in accordance with Section 4.2 (in particular Section 4.2.2) and as set forth below.

2.2
During the term of this AGREEMENT and subject to prior written approval by LICENSOR, LICENSEE shall also be authorised to use the TRADENAME as a branch or division name as “Parfums Jimmy Choo”, especially on stationery , or, to incorporate the TRADENAME into the company name of a RELATED COMPANY (as “Parfums Jimmy Choo”). The approval shall be deemed to have been given if LICENSOR does not give written notice of disapproval within one (1) month after LICENSOR has received LICENSEE’S written request for approval together with details of the planned incorporation of the TRADENAME.

2.3
LICENSEE warrants that any use of the TRADENAME by a branch, division or RELATED COMPANY in accordance with the provisions of Section 2.2 above will only be permitted in order to enable LICENSEE to perform its obligations in relation to the marketing, sale, development and manufacturing of the PRODUCTS under this AGREEMENT, to the exclusion of any other activities, and will be subject to that branch, division or RELATED COMPANY complying in all other respects with the terms of this AGREEMENT and all applicable local legal requirements relating to its incorporation and the conduct of its business.

2.4
LICENSEE may only with LICENSOR’s prior written approval (which will be not be unreasonably withheld or delayed) and subject to the warranties given in Sections 10.2 to 10.4, be entitled to sell other products which are not PRODUCTS together with PRODUCTS, especially in combination packages, marketed under the TRADEMARK, or to give away other products as “gift with purchase” together with the PRODUCTS (hereinafter collectively called “OTHER PRODUCTS”).

3.	LICENCE ROYALTIES

3.1
In consideration of the rights granted and the services to be performed by LICENSOR during each CONTRACTUAL YEAR or part thereof, LICENSEE shall pay to LICENSOR a royalty which shall in any CONTRACTUAL YEAR be a minimum amount as specified in Section 3.3 below and be calculated as follows:

3.1.1-
in respect of PRODUCTS sold in any countries of the TERRITORY, to the exception of the United Kingdom and the United States as specified in Section 3.1.2 below, the royalty shall be equal to [—————][1] of NET SALES of all PRODUCTS sold in any CONTRACTUAL YEAR

3.1.2-
in respect of PRODUCTS sold in the United Kingdom and United States in any CONTRACTUAL YEAR either by a RELATED COMPANY or by a distributor directly to a retailer or  retail outlet which sells PRODUCTS to consumers for personal use, the royalty shall be equal to [——————][2] of the net wholesale sales  as specified in clause 1.11 above.

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.1.
2 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.2.

3.2	LICENSEE agrees to pay the following guaranteed minimum royalties to LICENSOR to be paid in (4) equal amounts in each CONTRACTUAL YEAR (“CY”) in accordance with Section 3.3 below:

MINIMUM GUARANTEED ROYALTIES

Contractual Year	Minimum Guaranteed Royalty
CY 1 Jan 1 to Dec 31 2010	EUR [———-][3], pro-rated depending on the month of the launch in 2010
CY 2 Jan 1 to Dec 31 2011	EUR [———-][4]
CY 3 Jan 1 to Dec 31 2012	EUR [———-][5]
CY 4 Jan 1 to Dec 31 2013	EUR [———-][6]
CY 5 Jan 1 to Dec 31 2014	EUR [———-][7]
CY 6 Jan 1 to Dec 31 2015	EUR [———-][8]
CY 7 Jan 1 to Dec 31 2016	EUR [———-][9]
CY 8 Jan 1 to Dec 31 2017	EUR [———-][10]
CY 9 Jan 1 to Dec 31 2018	EUR [———-][11]
CY 10 Jan 1 to Dec 31 2019	EUR [———-][12]
CY 11 Jan 1 to Dec 31 2020	EUR [———-][13]
CY 12 Jan 1 to Dec 31 2021	EUR [———-][14]

3 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.3.
4 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.4.
5 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.5.
6 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.6.
7 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.7.
8 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.8.
9 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.9.
10 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.10.
11 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.11.
12Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.12.
13 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.13.
14 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.14.

For the avoidance of doubt, the parties agree that the minimum guaranteed royalties of the CY 1 shall be pro-rated depending on the month of the launch of the first feminine fragrance. Launch month is defined as the month in which the first commercial invoice for the sale of licensed PRODUCT is raised by LICENSEE. In the event that such fragrance is not launched in 2010, the minimum guarantee for CY1 shall not be applicable. However, it is agreed that it is in the parties’ best interest to launch in 2010 to take advantage of market conditions and LICENSEE shall use its best efforts to launch within CY1. Additionally it is agreed that the minimum guaranteed royalties shall be non-cumulative on a year-to-year (CONTRACTUAL YEARS) basis. Projected net sales and projected royalties appear at Annex C. For the avoidance of doubt, it is agreed that the said figures are set out on an indicative basis as far as there is no track record for a JIMMY CHOO business fragrance. Therefore such projected net sales and related projected royalties shall not be deemed to create any contractual obligations binding upon the LICENSEE.

3.3
All royalties shall be paid in Euro. LICENSEE shall, for each quarter of each CONTRACTUAL YEAR, pay to LICENSOR the greater of the cumulative amount of royalties payable under Section 3.1 above or the cumulative minimum royalties due in that CONTRACTUAL YEAR up to that date less any royalties, whether payable under Section 3.1 or guaranteed minimum royalty payments, already paid in that CONTRACTUAL YEAR. In no event shall the royalties paid for each quarter be less than [———-][15] of the annual minimum guaranteed royalty after taking into account any excess over the minimum royalty payment paid for the previous quarters in that CONTRACTUAL YEAR. These payments will be made within [———-][16] calendar days after the end of each calendar quarter, such quarters ending on 31 March, 30 June, 30 September and 31 December in each CONTRACTUAL YEAR. Each payment shall be accompanied by a quarterly royalty report in the form as attached as Annex B.

3.4
In addition to the quarterly royalty reports referred to in Section 3.3 above, LICENSEE shall – if requested by LICENSOR promptly after the end of a calendar year – provide to LICENSOR within [———-][17] months of the end of each calendar year a global certificate from its internal auditors certifying that the volume and value of sales of the PRODUCTS for that calendar year and that the figures contained in the quarterly royalty reports for the same calendar year correspond with the entries in the books of LICENSEE and where appropriate, any RELATED COMPANY of LICENSEE or any other entity under its control and certifying the global deductions from gross sales made to calculate the NET SALES figure for the relevant calendar year. The certificate shall also certify that the figures set out in the year-end rebate referred to in Section 6.5 are true and accurate. Additionally, upon request by, LICENSEE shall provide a certificate from its external auditors confirming that the volume and value of sales of the PRODUCTS for that calendar year and that the figures contained in the quarterly royalty reports correspond with the entries in the books of LICENSEE and, where appropriate, any RELATED COMPANY of LICENSEE or any other entity under its control and certifying the global deductions from gross sales made to calculate the NET SALES figure for the relevant calendar.

15Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.15.
16 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.16.
17 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.17.

3.5
Failure by LICENSEE to make payment of any royalties within [———-][18] working days after their due date shall thereafter incur accrued interest at the basic bank interest rate of BNP, Banque Nationale de Paris, plus [———-][19] per annum. Payment shall be applied first against any interest which may have been accrued to the date of the payment and any balance against the amount of royalties outstanding.

3.6
All taxes required by law to be withheld or assessed on or with respect to the remittance of royalties by LICENSEE or any RELATED COMPANY hereunder shall, if paid by LICENSEE or any related party, be deducted from the amount of royalties payable to LICENSOR. LICENSEE shall furnish LICENSOR with documentation reflecting the amount and proof of such tax payments.

3.7
LICENSEE shall not be obliged to pay royalties on any compensation received from its customers as participation in advertising and sales promotion, such as payments for decoration, testers and samples which will not be charged to end consumers.

3.8
LICENSEE agrees to keep full and accurate books and records relating to the marketing and the sale of the PRODUCTS. LICENSEE agrees that LICENSOR shall have the right to inspect, audit or make copies of the books and records of LICENSEE and/or any RELATED COMPANIES of LICENSEE relating to the computation and the payment of the royalties due and owing to LICENSOR within two years after the quarter in question up to [———-][20] times a year at reasonable times and upon no less than [———-][21] month’s prior notice. This right terminates [———-][22] years after the expiration of this AGREEMENT.

3.9
If a shortfall in the ROYALTIES paid is verified, LICENSEE shall promptly pay to LICENSOR all additional ROYALTIES due. If the shortfall is greater than [———-][23] of the cumulative amount of ROYALTIES paid by LICENSEE for the relevant CONTRACT YEAR, then the LICENSEE shall also pay to LICENSOR an amount equal to the reasonable costs and expenses of LICENSOR’S examination together with interest calculated in accordance with Section 3.5 above.

4.	PRODUCTS AND QUALITY CONTROL

4.1
The parties shall collaborate in the development process of the PRODUCTS so that the PRODUCTS brought to the market will be consistent with the image of LICENSOR and the TRADEMARKS, and in conformity with the QUALITY CRITERIA.

18 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.18.
19 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.19.
20 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.20.
21 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.21.
22 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.22.
23 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.23.

LICENSEE expressly agrees to take LICENSOR’S image and reputation into consideration in the development and the manufacturing of the PRODUCTS and ensure that the PRODUCTS will be in accordance with LICENSOR’S image and reputation and will not harm or diminish LICENSOR’S image and reputation and the goodwill LICENSOR has built up with its other products.

4.2	The parties agree that LICENSOR shall have approval rights with regard to the PRODUCTS over:
•	the concept
•	the scent
•	the name
•	the inner and outer packaging (including but not limited to the bottles, the folding boxes, any other packagings, tubes, vials and jars, decoration, testers and samples)
•	advertising creative and PR events

and any changes made thereto. As far advertising and marketing, it is referred to Section 5.5 below.

4.2.1
If LICENSOR does not give its approval of any of LICENSEE’S proposals with regard to the concept, the scent or the packaging, it shall give its reasons for such withholding and agrees to submit its ideas, input, advice, and suggestions with regard thereto to LICENSEE within [———-][24] business days after having received such proposal.

4.2.2
Within [———-][25] business days of receipt of LICENSEE’S request for approval of any name in accordance with this Section 4.2, or any trademark and/or any other attribute in accordance with Section 2.1 as well as the submission of a completed availability search by LICENSEE in accordance with Section 8.16 below, LICENSOR shall notify LICENSEE which names, trademarks or attributes it approves or disapproves and shall give its reason for any disapproval.

4.2.3
In the event of non-approval pursuant to Sub-Sections 4.2.1 and/or 4.2.2 above, LICENSEE agrees to take LICENSOR’S comments, ideas, input and advice into consideration and to amend or revise its proposal and/or implement LICENSOR’S suggestions and submit the revised proposal to LICENSOR for its approval, it being understood that LICENSOR and LICENSEE shall use their best endeavours to closely cooperate in order to have finally a satisfactory common project.

4.2.4	Any proposal submitted to LICENSOR for approval and not disapproved within [———-][26] business days after LICENSOR having received such proposal shall be deemed to have been approved.

24 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.23.
25 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.23.
26 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.23.

4.3
LICENSEE shall be responsible for ensuring that the PRODUCTS, the BOTTLES, the PRESENTATION and the scent/fragrance comply with the agreed designs, models and prototypes and with all relevant laws, regulations, specifications and standards in force with respect thereto and with all LICENSOR’S reasonable instructions relating to the PRODUCTS, in particular, their quality and presentation. LICENSEE will withdraw from the course of manufacture and/or storage and not place upon the market any goods found not in accordance with the QUALITY CRITERIA, whether fully or partly manufactured.

4.4	LICENSEE agrees to use commercially reasonable efforts to develop the sales of the PRODUCTS and to launch new PRODUCT lines at least in key markets, as follows:

-	CONTRACTUAL YEAR [———-][27] : launch of the first fragrance for women
-	CONTRACTUAL YEAR[———-][28]: launch of the second new fragrance for women
-	CONTRACTUAL YEAR [———-][29] : launch of the third new fragrance for women

4.5
LICENSOR agrees to use its best efforts to ensure that the reputation, image and the goodwill of the TRADEMARKS and/or of the TRADENAME shall retain its present standing (as of signing of this AGREEMENT), particularly in connection with other products manufactured and/or distributed under the TRADEMARKS and/or the TRADENAME by LICENSOR, RELATED COMPANIES of LICENSOR or other licensees, sub-licensees and franchisees of LICENSOR.

4.6
LICENSEE will permit LICENSOR or its authorised representative at all reasonable times to enter the LICENSEE’S premises where the PRODUCTS are made, stored, distributed or sold, for the purpose of inspection thereof. In order to enable LICENSOR to control the quality of the PRODUCTS, LICENSEE agrees to submit to LICENSOR after reasonable request random samples (up to 4 items per range of PRODUCTS) free of cost for inspection.

4.7
If LICENSEE uses sub-manufacturers or sub-licensees, in accordance with the terms of this AGREEMENT for the manufacture of the PRODUCTS, LICENSEE shall remain liable for ensuring that the quality of the PRODUCTS remains in accordance with the QUALITY CRITERIA. LICENSEE shall permit or procure that the sub-manufacturer or sub-licensee shall permit the LICENSOR or its representative during normal business hours to enter any place of manufacture or storage occupied by or used by the sub-manufacturer or the sub-licensee for the purpose of inspection of the PRODUCTS and to ensure that the QUALITY CRITERIA are being adhered to.

5.	MARKETING AND LAUNCH PLANS, ADVERTISING, MARKETING AND SALES PROMOTION

5.1	LICENSEE shall, on a [———-][30] months basis, and in each calendar year, communicate in writing to LICENSOR the following:

27 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.23.
28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.23.
29 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.29.
30 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.30.

(a)	its marketing plan for the following [———-][31] months period to include the information set out in Annex E hereto;

(b)	any new PRODUCT launch plans, if relevant, in accordance with Section 5.3 below.

5.2	At the time LICENSEE presents its marketing plan in accordance with Section 5.1 (a) above, LICENSOR shall present its PRODUCT marketing plan for the following [———-][32] month period.

5.3
The launch plan for each new line of PRODUCTS shall be presented at the relevant marketing proposal presentation referred to in Section 5.1 above, or at a separate presentation if agreed by the parties.

5.4
LICENSEE shall be responsible for producing and circulating all advertising and promotional materials in the TERRITORY at its cost. LICENSEE agrees to take LICENSOR’S image into consideration in its advertising and promotion for the PRODUCTS and to ensure that the advertising and promotion for the PRODUCTS will be in accordance with LICENSOR’S image and reputation and will not harm or diminish LICENSOR’S image and reputation and the goodwill LICENSOR has built up with its other products. LICENSEE further agrees to consult with LICENSOR with regard to advertising and sales promotion and to take LICENSOR’S advice into due consideration in order to develop advertising which is consistent with the image and reputation of LICENSOR. Notwithstanding the foregoing, LICENSOR shall have final approval over the advertising agency, model, stylist and photographer used in each key campaign.

5.5	The parties agree that LICENSOR shall have approval rights with regard to the advertising and marketing for the PRODUCTS over the “central” marketing materials
the “central” PR releases
the “central” advertising material
major public relation events

(“central” means the initial core materials that will be sent by LICENSEE to international markets for translation and adaptation to local markets. It is thereby understood, that there will be no “local” marketing, PR and advertising material other than the translated or to the local needs adapted “central” marketing, PR and advertising material).

31 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.31.
32 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.32.

If LICENSOR does not consent to any of LICENSEE’S proposals with regard to the advertising and marketing for the PRODUCTS, it shall give its reasons for such withholding and agrees to submit its ideas, input and advice with regard thereto to LICENSEE within [———-]33 business days after having received such proposal. LICENSEE agrees to take LICENSOR’S comments, ideas, input and advice into consideration and amend or revise its proposal and/or implement LICENSOR’S suggestions and submit the revised proposal to LICENSOR for approval-it being understood that LICENSOR and LICENSEE shall use their best endeavours to closely cooperate in order to have finally an agreed marketing plan.

5.6	LICENSEE undertakes to spend jointly with its distributors the following amounts in respect of advertising and marketing of the PRODUCTS (hereinafter called “Advertising and Marketing Expenditure”)

5.6.1	in the event that the fragrance is launched in CONTRACTUAL YEAR 2010, in CONTRACTUAL YEAR 2010, the minimum amount of the Advertising and Marketing Expenditure shall be Euros [———-][34]

5.6.2	in the CONTRACTUAL YEAR 2011, the minimum amount of the Advertising and Marketing Expenditure shall be Euros [———-][35];

5.6.3	in the CONTRACTUAL YEAR 2012, the minimum amount of the Advertising and Marketing Expenditure shall be Euros [———-][36];

5.6.4
during the three following CONTRACTUAL YEARS, the minimum amount of the Advertising and Marketing Expenditure shall be [———-][37] of the NET SALES in the year 2013 and [———-][38] of the NET SALES for the years 2014 and 2015;

5.6.5
Subject to the provisions of article 7 below, the minimum amount of the Advertising and Marketing Expenditure shall be [———-][39] of the NET SALES for the remainder of the term of this agreement until 31st December 2021;

5.7	LICENSEE shall spend jointly with its distributors the amount of the minimum Advertising and Marketing Expenditure specified in clause 5.6.4 above split between the following percentages:

33 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.33.
34 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.34.
35 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.35.
36 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.36.
37 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.37.
38 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.38.
39 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.39.

- “Above the line” expenditures                                             [———-]40
- “Below the line” expenditures                                             [———-]41

For the avoidance of doubt, an equivalent proportionate split shall be applied to the Minimum Advertising and Marketing Expenditure specified in clauses 5.6.1 to 5.6.3 inclusive, which is represented as follows:-

Clause 5.6.1- EUROS [———-]42
- the proportionate split is EUROS [———-]43 “Above the line” and EUROS [———-]44 “Below the line”

Clause 5.6.2- EUROS [———-]45
- the proportionate split is EUROS [———-]46 “Above the line” and EUROS [———-]47 “Below the line”

Clause 5.6.3 –EUROS [———-]48
-	the proportionate split is EUROS [————][49] “Above the line” and EUROS [———-][50] “Below the line”

Clause 5.6.4 – [———-]51
-	the proportionate split is [———-][52] “Above the line” and [———-][53] “Below the line”

40 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.40.
41 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.41.
42 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.42.
43 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.43.
44 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.44.
45 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.45.
46 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.46.
47 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.47.
48 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.48.
49 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.49.
50 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.50.
51 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.51.
52 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.52.
53 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.53.

Clause 5.6.4 – [———-]54
-the proportionate split is [———-]55  “Above the line” and [———-]56 “Below the line”

For the purpose of this section 5.7, "Above the line" expenditures shall include all advertising through mass media advertising (magazines, radio, press/print, TV, billboards, web and internet banner ads, cinema) and cooperative advertising (advertising related to the PRODUCTS in magazines and store catalogues produced by or on behalf of retailers (such as Marionnaud, Sephora, Saks), as well as direct production costs (agency costs, photographer, buyouts, usage rights, modelling costs) and "Below the Line" expenditures shall POS displays, testers, demonstration, gift with purchases, show cards, windows, dummies, other sell-through (direct mail, consumer meetings (including costs of independent beauty consultant incurred in respect of selling or presenting the PRODUCTS in the point of sale), stand in department stores, public relations (including trade shows).

Product development costs (e.g. tooling) for new PRODUCTS launched and pre-launch costs (e.g. PR, events and basic set up costs) in the first year of their launch, shall  NOT be included in the Advertising and Marketing Expenditure.

5.8	Any information about LICENSOR as well as any pictures and photos of LICENSOR or LICENSOR’S OUTLETS shall be subject to LICENSOR’S prior written approval.

LICENSOR agrees to sell to LICENSEE a reasonable number of samples of other products of LICENSOR at wholesale price and provide LICENSEE with a reasonable number of photos, drawings, etc. of LICENSOR’S shops or products for LICENSEE’S use in advertising, promotion or any other way. In the event that LICENSOR meets any reasonable request of LICENSEE, for example, creating product for a photo shoot or providing such other product and/or service which is specific to the LICENSEE’s requirements, then LICENSEE shall fully reimburse LICENSOR for all costs and expenses related thereto.

5.9
In case LICENSOR and LICENSEE intend to arrange for public relation statements referring to their co-operation they will beforehand consult with each other and harmonise words, pictures and further details of the public relation actions and each shall confirm in writing to the other its approval of the final format of such statement prior to public release.

5.10
If requested by LICENSEE, LICENSOR agrees to inform LICENSEE about its actual marketing strategies and communication concepts by providing LICENSOR with relevant technical information, namely any and all retail information in connection with, for example, creative and technical input with respect to design, image, corporate identity, brand direction, advertising, marketing and promotion (including LICENSOR’S global marketing policy) relating to the PRODUCTS;

54 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.54.
55 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.55.
56 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.56.

5.11	LICENSEE shall take these strategies into reasonable consideration for the development of the advertising and promotion for the PRODUCTS.

5.12
If requested by either party, the parties shall consult with each other from time to time on advertising and promotion activities to be implemented jointly and/or together with other licensees, sub-licensees or franchisees of LICENSOR.

5.13	LICENSEE shall make available to LICENSOR:

-	a [———-][57] report on the status of its expenditure for advertising, merchandising and promotions, including Advertising and Marketing Expenditure; and

-	regular evidence of expenditure in relation to advertising, merchandising and promotion for the PRODUCTS by providing representative samples of its advertising, public relation releases, etc.

5.14
LICENSOR shall be free to use for LICENSOR’S OUTLETS LICENSEE’S advertising and marketing materials for the PRODUCTS, subject to the limitations of rights granted by third parties in relation to such advertising and marketing materials for the PRODUCTS. To this end, LICENSEE will supply to LICENSOR reasonable quantities of aforesaid material, upon request by LICENSOR at local wholesale price.

5.15
LICENSEE shall reimburse LICENSOR for any expenses incurred on LICENSEE’s behalf in relation to marketing and advertising activities including but not limited to personal appearances, launch events, advertising shoots and public relations activities. Such expenses shall include but shall not be limited to the payment of First Class travel and accommodation for LICENSOR’s Senior Management (President and CEO) and Business Class travel and accommodation for all other LICENSOR employees.

5.16
On a bi-annual basis LICENSEE shall submit to LICENSOR a list of requests for LICENSOR’s participation in certain activities to promote the PRODUCTS such as key media interviews, launch events, in store appearances and other such public relations activities as may be requested. LICENSEE shall reimburse LICENSOR’s costs and expenses for its participation in any of the activities. LICENSEE acknowledges that LICENSOR has the absolute right to refuse to participate in any given activity without giving any reasons.

5.17
It is acknowledged that from time to time Tamara Mellon or such similarly situated Executive at the given time (“JC President”) shall be making personal appearances to promote the PRODUCTS upon the mutual agreement of the parties. In the event that the JC President participates in any broadcast media, television show, red carpet event, or key editorial shoot focused on the PRODUCTS then LICENSEE shall reimburse LICENSOR for make up, stylist and First Class travel and accommodation (including specialist driver services) costs and expenses.

57 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.57.

6.	DISTRIBUTION

6.1
LICENSEE agrees to distribute the PRODUCTS or have them distributed by its RELATED COMPANIES or third party distributors only through selected distribution channels (speciality department stores, qualified independent perfumeries, select perfumery chains and travel retail outlets) of a similar standing luxury and prestige to the Jimmy Choo brand and subject that other brands of same level of profile as Jimmy Choo are also represented. For the avoidance of doubt, LICENSEE will inform LICENSOR of its proposed arrangements with regard to US distribution for its prior written approval.

6.2
LICENSEE shall use its best efforts to ensure that such outlets conform with LICENSOR’S selective distribution criteria as set out in Annex D hereto. LICENSOR reserves the right for its representatives to visit all outlets supplied by LICENSEE or its authorised distributors in order to ensure that they do so conform and, in the event they do not and after being requested by LICENSOR, LICENSEE shall, subject to compliance with local laws, ensure that such outlets will no longer be supplied with the PRODUCTS.

6.3
LICENSEE agrees not to distribute or sell the PRODUCTS though correspondence (including internet, mail order / catalogue sales) without first obtaining LICENSOR’S written consent. LICENSEE further agrees that the marketing, distribution or sale of the PRODUCTS through any electronic means such as the Internet shall only be authorised for approved retailers provided they have a physical outlet fulfilling the criteria as set out in Section 6.2/Annex D, and provided that the use of the Internet is consistent with the high quality and high luxury image of the PRODUCTS and criteria as LICENSOR may reasonably communicate from time to time.

6.4
LICENSOR shall be free, in its exclusive discretion, to market and sell the PRODUCTS through LICENSOR’S OUTLETS in the TERRITORY. It is agreed that LICENSOR, and any of its RELATED COMPANIES or franchisees, shall order the PRODUCTS from LICENSEE, and LICENSEE shall accept, or procure the acceptance of such orders, and shall deliver the PRODUCTS to LICENSOR at local wholesale price minus [———-][58]. Royalties shall be paid in accordance with the provisions of Section 3 above on sales to LICENSOR, any of its RELATED COMPANIES or franchisees in accordance with this Section.

6.5	LICENSEE shall sell the PRODUCTS to employees of LICENSOR at LICENSEE’s wholesale price less [———-][59].

58 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.58.
59 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.59.

7.	TERM AND TERMINATION

7.1
The term of this AGREEMENT shall commence on January 1, 2010 and shall have a duration of twelve (12) CONTRACTUAL YEARS expiring on December 31, 2021.  This AGREEMENT may be terminated, with effect from 31 December 2016 subject to a six-month prior notice, if  the LICENSEE has not complied with the payment of the minimum royalties in clause 3.2, the minimum Advertising and Marketing spend in clause 5.6 or if the LICENSEE has not achieved during the CONTRACTUAL YEAR 2015 at least EUROS [————][60] NET SALES.

7.2
If the aggregate of the NET SALES from 1 January 2015 to 31 December 2015 in respect of the licensed PRODUCTS is less than EUROS [———-][61] NET SALES, either party shall, with effect from 31 December 2016, be entitled to terminate this Agreement, by giving at least [———-][62] month’s notice expiring on or before 31 December 2016.

7.3
The parties agree that they shall no later than 31 December 2018 (CONTRACTUAL YEAR 9) consult together with a view to agreeing the terms and conditions upon which they may further extend the AGREEMENT for a further [————][63] years until 31 December 2026, but in the absence of any such renewal agreement by 31 December 2020 this Agreement shall terminate on 31 December 2021.

7.4	If LICENSEE fails to invoice third parties and/or retailers by April 2011 for whatever reason, LICENSOR may terminate this AGREEEMENT by serving [———-][64] months notice on LICENSEE.

7.5	Each party shall be entitled to terminate the AGREEMENT upon written notice to the other party upon the occurrence of any of the following events:

7.5.1
the other party shall default or fail to make when due any payment due hereunder, and such default or failure shall continue for a period of [———-][65] days after receipt of notice thereof from the other party;

7.5.2	a material breach of any provision of this AGREEMENT which is not remedied within [———-][66] days of written notice thereof;

7.5.3	liquidation, insolvency or bankruptcy, suspension of payments, heavy indebtedness or discontinuance of business of the other party;

7.5.4	any of the circumstances referred to in Section 19 below persist for a period of at least [———-][67] calendar months.

60 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.60.
61 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.61.
62 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.62.
63 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.63.
64 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.64.
65 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.65.
66 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.66.
67 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.67.

7.6	Any notice of termination must be given by means of a registered letter sent to the relevant party’s address in accordance with the provisions of Section 12 below.

7.7	Upon the expiration or termination of the AGREEMENT:

7.7.1	LICENSEE shall cease to manufacture the PRODUCTS, the BOTTLES and the PRESENTATION;

7.7.2
provided the termination has not been a result of default of LICENSEE or of notice having been given by either party under Sections 7.4 above, LICENSEE shall be entitled to sell off the existing stock of PRODUCTS for a period up to [———-][68] months following the date of termination and to use up the existing materials for the manufacture of the PRODUCTS and to sell off the so-produced PRODUCTS within the sell-off period. During the sell-off period LICENSEE shall continue to provide [———-][69] reports and pay royalties on NET SALES, but shall not be obliged to pay any minimum royalties. PRODUCTS will not be sold at a discount (other than ordinary discounts in the normal course of business) unless LICENSOR’S prior written approval has been obtained;

7.7.3
LICENSEE shall either at the end of the sell-off period referred to in Section 7.7.2 above or, if there is no sell-off period, upon expiration or termination of the AGREEMENT, promptly supply to LICENSOR an inventory of the PRODUCTS, BOTTLES and PRESENTATION and all other materials relevant to manufacture, marketing and distribution of the PRODUCTS, including but not limited to bottles, folding-boxes or other containers then in stock, and an inventory of all relevant tooling. LICENSOR shall have the right to purchase the inventory at production cost or, in case of tooling, at its depreciated value (based on depreciation over five years in accordance with standard accounting principles) within [———-][70] months after receipt of the inventory; If not otherwise agreed between the parties, LICENSOR, if using its option, has to acquire any and all of the PRODUCTS, bottles, packaging, semi-finished PRODUCTS and materials, unless obsolete, damaged or otherwise un-saleable at the lower of cost or net realisable value;

7.7.4	LICENSEE will return all material relating to the PRODUCTS which is the property of LICENSOR promptly following termination or, if relevant, at the end of the sell-off period;

7.7.5	all rights granted to LICENSEE to use the TRADEMARKS, the TRADENAME, the BOTTLES and the PRESENTATION and the scent/fragrance of the PRODUCTS shall cease.

68 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.68.
69 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.69.
70 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.70.

7.8
Stocks of PRODUCTS, BOTTLES and PRESENTATION which display the TRADEMARKS and any relevant tooling not purchased by LICENSOR and not disposed of during the sell-off period may be disposed of in such manner as shall be mutually agreed by the parties or, failing agreement shall be destroyed.

8.	TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

8.1
LICENSOR guarantees and warrants that it is, respectively, will be, the owner of the TRADEMARKS set forth in Annex A hereto and the TRADENAME for the PRODUCTS and to grant this exclusive license to use the TRADEMARKS set forth in Annex A hereto and the TRADENAME for the PRODUCTS for the purpose of this AGREEMENT.

8.2
Subject to this Section 8.and in general information with respect to the TRADEMARKS supplied to LICENSEE during the TERM of this AGREEMENT, LICENSOR undertakes to (i) defend LICENSEE against any and all claims by third parties based on the use by LICENSEE in accordance with this AGREEMENT of the TRADEMARKS and/or the TRADENAME and (ii) to indemnify, reimburse and hold LICENSEE harmless from any and all liability, damages, cost and expenses, including reasonable attorneys’ fees incurred by LICENSEE, arising from any such claims made by third parties against LICENSEE with respect to LICENSEE’S use of the TRADEMARKS and/or the TRADENAME in accordance with this AGREEMENT.

8.3
LICENSEE acknowledges that LICENSOR and/or its RELATED COMPANIES are the exclusive owners of all rights, title and interests in the TRADEMARKS and/or the TRADENAME and any part thereof and any other element, whether or not capable of being registered as a trademark together with all rights in the designs, copyright, including sketches and technical drawings or other intellectual property or materials relating to the PRODUCTS, the PRESENTATION and the BOTTLES, whether produced by LICENSOR or by LICENSEE or by any sub-contractor or third party appointed by LICENSEE, and of all goodwill attached thereto and agrees not to attack these rights or to induce or support any such attacks. The parties agree that any rights in the TRADEMARKS and the TRADENAME arising from the use of the TRADEMARKS and/or the TRADENAME or any part thereof by LICENSEE shall inure solely to the benefit of LICENSOR and/or its RELATED COMPANIES. LICENSEE irrevocably agrees that any rights which it and/or any of its RELATED COMPANIES may acquire by virtue of this AGREEMENT in respect of the TRADEMARKS, the TRADENAME, the PRESENTATION and the BOTTLES shall vest in and promptly upon request be assigned for the nominal consideration of £1 to the LICENSOR and/or its RELATED COMPANIES absolutely.

8.4
The parties agree to inform each other about any and each substantial violation or infringement of the TRADEMARKS in relation to the PRODUCTS, the PRESENTATION, the BOTTLES and other trademarks to be used in conjunction with the TRADEMARKS  and/or the TRADENAME by third parties which come to their knowledge.

8.5
LICENSOR agrees to use its best endeavours to keep at its own cost and expense the registrations of the TRADEMARKS and other trademarks to be used in conjunction with the TRADEMARKS (in accordance with this AGREEMENT) in full force and effect for the TERM of this AGREEMENT and to keep LICENSEE informed on the legal status of the applications and registrations of the TRADEMARKS and the other trademarks to be used in conjunction with the TRADEMARKS in international class of goods 3.

8.6
With respect to PRODUCTS launched since the signing of this AGREEMENT LICENSOR shall carry all costs in relation to the registration and administrative procedures of new names that have been approved under Section 4.2 above.

8.7
LICENSOR shall at its reasonable business discretion defend the TRADEMARKS, the TRADENAME and the PRODUCTS as well as any other trademarks used in relation to the PRODUCTS in accordance with the terms of this AGREEMENT, at its own cost and in co-ordination with LICENSEE against any and all violations or infringements which, according to LICENSOR’S reasonable business discretion, may have a materially adverse impact on this AGREEMENT, especially against confusingly similar trademarks, trademark applications or use by third parties for any goods and/or services identical with or similar to the PRODUCTS. If requested by LICENSOR, LICENSEE undertakes to assist or support LICENSOR in its measures of defence within its ability.

8.8	Any cost and expenses reasonably and properly incurred arising from a necessary or requested participation of LICENSEE in the measures of defence of the TRADEMARKS will be refunded by LICENSOR.

8.9
If LICENSEE, in its reasonable business discretion, identifies a violation or infringement of the TRADEMARKS and/or the TRADENAME which in its reasonable opinion may have a materially adverse impact on this AGREEMENT, it shall promptly inform LICENSOR and LICENSOR agrees to enter into discussions with LICENSEE as to the best course of action to adopt to deal with such violation. The LICENSOR shall not be obliged to bring or defend any proceedings, whether from infringement or otherwise, in respect of the TRADEMARKS if it decides in its sole discretion not to do so and LICENSEE shall not be entitled to bring or defend any action unless it has received the LICENSOR’s prior written consent. Any such action brought or defended by the LICENSEE shall be at LICENSEE’s sole expense and it shall not be entitled to settle such action without the LICENSOR’s prior written consent. Any benefit arising will be for the sole benefit of the LICENSOR.

8.10
LICENSEE undertakes at the request of LICENSOR to sign any document necessary for the registration and/or maintenance of the validity of the TRADEMARKS. In addition, to the extent that LICENSOR should deem it advisable to protect the TRADEMARKS, LICENSEE agrees to provide a statement to the effect that LICENSEE is producing, selling and promoting the PRODUCTS under LICENSOR’S control, together with such other assistance (at LICENSOR’S cost) as LICENSOR reasonably deems necessary for this purpose.

8.11
LICENSEE agrees that it shall not, at any time, directly or indirectly contest the validity of the registration of the TRADEMARKS or LICENSOR’S other intellectual property rights (including those in the PRESENTATION and the BOTTLES) to the extent that such rights relate to the subject matter of this AGREEMENT, or their ownership by LICENSOR, its RELATED COMPANIES, successors and/or assignees.

8.12
LICENSEE agrees not to use the TRADEMARKS or LICENSOR’S other intellectual property rights in respect of the PRESENTATION and the BOTTLES in connection with the sale of any products other than the PRODUCTS, nor to use, other than under the terms of this AGREEMENT, the TRADEMARKS and/or the TRADENAME as a part of its trading name and shall not use in its business any other trade or service mark, other than under the terms of this AGREEMENT, so resembling the TRADEMARKS as to be likely to cause confusion.

8.13
LICENSEE shall use the TRADEMARKS and all designs, sketches, models, prototypes and other material directly related to the PRODUCTS as well as the PRESENTATION  and the BOTTLES, solely in connection with the production, marketing, merchandising, distribution, advertising, promotion, and sale in the TERRITORY of the PRODUCTS and any OTHER PRODUCTS which LICENSOR has agreed may be sold or given away with the PRODUCTS.

8.14
LICENSEE shall, upon LICENSOR’S reasonable request, mark all labels, cartons, price lists, promotional and advertising, merchandising and promotional material and other printed or duplicated material for or relating to the PRODUCTS with a notice in a form as is normal practice in the industry to the effect that the TRADEMARKS are registered trademarks and/or the property of LICENSOR.

8.15
LICENSEE agrees to use the TRADEMARKS set forth in Annex A only in the form as represented in ANNEX A or as may be provided by LICENSOR from time to time on the PRODUCTS and for the advertising and promotion for the PRODUCTS. This obligation shall not apply where a TRADEMARK is used within continuous, flowing text (e. g. in press releases and descriptive texts) where it could be impracticable to use the TRADEMARKS in the form represented in ANNEX A Part 1, provided that such representation of the TRADEMARKS shall be as close to the form represented in ANNEX A as is practicable in the circumstances.

8.16
LICENSEE shall be responsible for identifying appropriate names for all new ranges of the PRODUCTS, together with, if appropriate, new BOTTLES and PRESENTATION for such new ranges and, to that end, LICENSEE agrees that:

(i)
it shall use reasonable endeavours to ensure the availability of all proposed names, designs for new BOTTLES and PRESENTATION and shall carry out the necessary worldwide trademark searches at its sole cost; and

(ii)
it shall assist LICENSOR, at LICENSOR’S reasonable request and cost, in applying to register, registering or otherwise protecting in LICENSOR’S name any new names, BOTTLE design and/or PRESENTATION approved by LICENSOR in accordance with this AGREEMENT.

(iii)
LICENSOR shall have the right to file, to register and/or to use the name with respect to any other category of products it (and/or its RELATED COMPANIES) presently markets and distributes under the TRADENAME.

9.	EXCLUSIVITY

9.1	LICENSOR agrees, during the term of this AGREEMENT:

9.1.1	not to manufacture, advertise or promote, distribute or in any other way market products, which are identical to the PRODUCTS except as may be permitted in this AGREEMENT;
9.1.2
not to consent to the use of the TRADEMARKS and/or the TRADENAME in connection with the manufacture, distribution, marketing and/or advertising of products which are identical to the PRODUCTS, alone or in conjunction with any additions.

10.	PRODUCT LIABILITY

10.1
LICENSEE shall manufacture or have manufactured the PRODUCTS at its own responsibility and shall enter into or maintain sufficient product liability insurance, such insurance to also cover the costs of undertaking a product recall.

10.2
LICENSEE agrees that the manufacture, marketing and distribution of the PRODUCTS, and any OTHER PRODUCTS (Section 2.7 above) distributed or sold with the PRODUCTS will be in compliance with all applicable health and safety laws or regulations and with any relevant national and international cosmetic labelling, packaging, recycling or other relevant regulations in the countries of manufacture and distribution.

10.3
LICENSEE further agrees that it will organise and effect, at its own expense, all registrations as are necessary for compliance with local product registration and health or similar registration requirements. LICENSOR agrees to assist LICENSEE with regard to such registrations within its best abilities. LICENSEE agrees to reimburse LICENSOR any costs and expenses reasonably and properly incurred by LICENSOR in connection with such registrations.

10.4
LICENSEE agrees to defend, indemnify and hold LICENSOR harmless from and against any and all liability, damages, reasonable legal fees, reasonable cost and expenses incurred by LICENSOR in connection with any claims or legal actions made by third parties against LICENSOR arising out of a breach of the provisions of Section 10.2 and/or 10.3 above, or arising out of the use of the TRADENAME by LICENSEE in accordance with Sections 2.2 to 2.6 above or arising out of any damage or injury caused by any OTHER PRODUCT (Section 2.7 above) sold with the PRODUCTS, the infringement of the intellectual property rights or other similar rights of any third party or any applicable national or international laws or regulations or any other acts or omissions of LICENSEE or any of its agents, employees or sub-contractors in connection with the performance of its obligations hereunder. This indemnity shall not extend to claims for compensation against LICENSOR which are due to LICENSOR’S own action or failure to act.

11.	CONFIDENTIALITY

11.1
The parties agree to keep confidential and secret the provisions of this AGREEMENT and all non-public information and knowledge each party may acquire about the other including, without limitation, information concerning the marketing of their products, even if such information and knowledge have not expressly been referred to as secret or confidential. Such information and knowledge may only be used for the purpose of this AGREEMENT.

11.2	Notwithstanding anything to the contrary, the information and knowledge as identified hereinabove shall not be deemed confidential if:

11.2.1	at the time of disclosure such information is in the public domain;

11.2.2	after disclosure such information becomes a part of the public domain, except by breach of this AGREEMENT;

11.2.3	such information must be disclosed as required by applicable law; or

11.2.4	such information is known to the other party at the time of disclosure.

11.3
The confidentiality provision will remain in force after the termination of the AGREEMENT, and upon termination, the parties agree to return to each other, or to destroy, as the other may request, all materials containing confidential and non-public information and knowledge.

11.4
The parties agree to impose this obligation of confidentiality upon all persons acting on their behalf, including but not limited to their employees, agents, consultants, sub-contractors, sub-licensees, managers and representatives.

11.5	Notwithstanding anything to the contrary contained in this AGREEMENT,

LICENSOR acknowledges that LICENSEE, has its ordinary shares traded on Euronext, and is subject to various reporting obligations as a public company. LICENSOR further a acknowledges that Inter Parfums, Inc., the parent company of LICENSEE (the “PARENT COMPANY”), is a publicly held company with its Common Stock traded on The Nasdaq Stock Market, National Market System and is subject to reporting requirements of the United States federal securities laws. Nothing in the AGREEMENT shall prohibit the disclosure as may be required of either PARENT COMPANY or LICENSEE under such securities laws. LICENSEE agrees to discuss in advance with LICENSOR any such public disclosure that may be required by of either PARENT COMPANY or LICENSEE. LICENSOR on behalf of itself and its affiliates shall not trade in the securities of Inter Parfums, Inc., on the basis of non-public material information.

12.	NOTICES

12.1
All reports, communications, requests, approvals and notices required or permitted by this AGREEMENT to be given to a party shall be in writing and shall be deemed to be duly given when sent by certified or registered mail, return receipt requested, addressed to the party concerned or by facsimile where the sender is able to demonstrate successful transmission by producing a properly addressed fax transmission report, as follows:

To LICENSOR:
J Choo Limited
4, Lancer Square
Kesington Church Street
W8 4EH
Attn: Ms. H Merritt, Legal Director

To LICENSEE:
Inter-Parfums SA
4 rond-point des Champs Elysées
75008 PARIS
Attn: M. Philippe BENACIN

or any other address a party may communicate to the other party in writing.

13.	ASSIGNMENT

13.1
Except as otherwise provided for in accordance with the terms of this AGREEMENT, neither party shall be entitled to assign its rights or obligations hereunder without the prior written consent of the other.

13.2	LICENSEE shall have the right to assign the rights under the AGREEMENT to any RELATED COMPANY without LICENSOR’S consent. LICENSEE further will be entitled to grant sub-licenses to RELATED COMPANIES.

13.3
Any such assignment or sub-license under Section 13.1 or 13.2 does in no way affect any of the assignor’s obligations under the AGREEMENT. The assignor agrees to remain liable for and guaranty the full performance of this AGREEMENT by the assignee.

14.	ENTIRE AGREEMENT, MODIFICATION AND CONCILIATION OF DISPUTES

14.1
This AGREEMENT and its Annexes contain a complete statement of all arrangements between the parties with respect to the subject matter and supersede all existing arrangements between them concerning this subject matter.

14.2	Modifications and/or supplements to this AGREEMENT are only valid if made in writing.

14.3	CONCILIATION OF DISPUTES

In the event of a disagreement between LICENSOR and LICENSEE as to the validity, construction, performance, or rescission of any provision hereof, the parties agree to follow the following conciliation procedure before filing any litigation:

-
First, a meeting between operational managers shall be called by the promptest party to resolve the disagreement as quickly as possible after the disagreement arises. The purpose of this meeting shall be to find an out-of-court solution to the disagreement in question. Minutes of said meeting shall be drawn up.

-
Second, if the meeting between operational managers does not result in an out-of-court solution, the chief executive officers of each of the parties shall meet and strive to resolve said disagreement amicably. Such meeting must be held in a timely manner and no later than [———-][71] days as of the meeting between operational managers.

Should for a further period of [———-]72 days a dispute subsist as to the validity, construction, performance, and/or rescission hereof in spite of the conciliation procedure or should one of the parties refuse to follow the aforementioned procedure promptly, carefully and in good faith, the said dispute shall be subject to the court procedure as set out below in article 15.

15.	APPLICABLE LAW, JURISDICTION

This Agreement shall be governed by, and construed in accordance with, English or Law and each of the parties irrevocably submits to the exclusive jurisdiction of the English courts.

16.	REMEDIES, NO WAIVER

The specific remedies to which either party may resort under the terms hereof are cumulative and are not intended to be exclusive of the remedies to which either party is entitled. No waiver by either party, whether express or implied, of any provision of this AGREEMENT or any breach or default of any one or more instances, nor any delay by either party in exercising its rights hereunder, except as provided for in this AGREEMENT, shall constitute or be deemed a continuing waiver of such provision or of any other provision of this AGREEMENT.

71 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.71.
72 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.72.

17.	SEVERABILITY

The provisions of this AGREEMENT are independent of and severable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be in whole or in part invalid or unenforceable. The parties hereby agree to substitute any invalid provision by another valid provision in such a way that the purpose of the invalid provision is reached as far as possible. The same shall apply accordingly in case of an omission or an indefinite provision.

18.	SECTION HEADINGS

Section headings as used herein are for identification purposes only, and shall not affect the meaning or construction of this AGREEMENT.

19.	FORCE MAJEURE

The parties hereto shall not be responsible for any loss, damage, consequential or otherwise, detention or delay caused by fire, law, regulation, civil or military authority, insurrection or riot, national labour strike or wartime embargoes, tempest, act of God, shortages or by any other cause whatsoever, which is unavoidable or beyond the relevant party’s reasonable control; provided however, that any such force majeure shall not release LICENSEE from its obligations to make payment of amounts due and owing to LICENSOR in accordance with the terms of this AGREEMENT. It is agreed that LICENSEE’S obligations to make payments of amounts due and owing up to, and during, an event of such force majeure shall not apply during the continuance of that force majeure in the event that the force majeure itself renders LICENSEE unable to make such payments. In such circumstances, LICENSEE undertakes to make payment of amounts owing to and accrued to LICENSOR before and during such force majeure, promptly upon its cessation.

IN WITNESS whereof the parties have executed this AGREEMENT

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

London 29/9/09	Paris 29/9/09
place and date	place and date

/s/ Joshua Schulman	/s/ Philippe BENACIN
Name: Joshua Schulman	Name: Philippe BENACIN
Title: Chief Executive Officer	Title: President

ANNEX A

THE TRADEMARKS

(Clause 1.4)

The trademarks as set forth the attached document

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

/s/ Joshua Schulman	/s/ Philippe BENACIN
Name: Joshua Schulman	Name: Philippe BENACIN
Title: Chief Executive Officer	Title: President

ANNEX B

FORM OF ROYALTY REPORT

(Clause 3.3)

At the end of each quarter LICENSEE will provide the following reports which have been approved by LICENSOR:

-	[———-][73] sales by zone, country and client

-	[———-][74] Statement allowing to isolate any sales being excluded from the NET SALES definition as per Clause 1.14

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

/s/ Joshua Schulman	/s/ Philippe BENACIN
Name: Joshua Schulman	Name: Philippe BENACIN
Title: Chief Executive Officer	Title: President

73 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.73.
74 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.74.

ANNEX C

PROJECTED NET SALES AND PROJECTED ROYALTIES (Clause 3.1)

PROJECTED NET SALES (€)	PROJECTED ROYALTIES (€)

CY1-0 (unless 2010 launch)	CY1-0 (unless 2010 launch)
CY2 –[———-][75]	CY2 –[———-][76]
CY3-[———-][77]	CY3-[———-][78]
CY4-[———-][79]	CY4-[———-][80]
CY5-[———-][81]	CY5-[———-][82]
CY6-[———-][83]	CY6-[———-][84]

75 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.75.
76 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.76.
77 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.77.
78 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.78.
79 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.79.
80 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.80.
81 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.81.
82 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.82.
83 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.83.
84 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.84.

2

For the avoidance of doubt, it is agreed that the above figures are set out on an indicative basis as far as there is no track record for a JIMMY CHOO business fragrance. Therefore such projected net sales and related projected royalties shall not be deemed to create any contractual obligations binding upon the Licensee.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

/s/ Joshua Schulman	/s/ Philippe BENACIN
Name: Joshua Schulman	Name: Philippe BENACIN
Title: Chief Executive Officer	Title: President

3

ANNEX D

SELECTIVE DISTRIBUTION CRITERIA

(Clause 6.2)

Products may only be sold in outlets which
exude an aura of luxury and exclusivity

Such outlets must, at a minimum have:

-	A solid reputation for selling women luxury fragrances established over a minimum of [———-][85] years trading. These perfumes must include at least four of the following: [———-][86]
-	A reputation and image compatible with the high quality and reputation of the TRADEMARK Jimmy Choo
-	A portfolio of brands of a similar luxury standing and prestige to the Jimmy Choo brand
-	Clean, well maintained shop fittings
-	Appropriate space devoted to luxury fragrances
-	Staff knowledgeable about luxury fragrances.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

/s/ Joshua Schulman	/s/ Philippe BENACIN
Name: Joshua Schulman	Name: Philippe BENACIN
Title: Chief Executive Officer	Title: President

85 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.85.
86 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.138.86.

ANNEX E

ANNUAL MARKETING PLAN

Information to be included in each Annual Marketing Plan

(Clause 5.1 (a))

(a)	Calendar of Main Activities

(b)	Conceptual Approach – by Product and Communication

(c)	Brand Name (or code name)

(d)	Price Positioning

(e)	Distribution: sales and distribution plan by countries.

(f)	Assortment
-            SKU
-            GWP
-            Promo
-            Display
-            Tester
-            Samples

(g)	Projected Net Sales Targets – by Product line and countries

(h)	Communication
-	advertising and marketing as detailed in section 5.6, presented in summary form

(j)	New Product Launch Plan

(i)	Financial commitments planned by month reconciled to the commitments in the AGREEMENT

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

/s/ Joshua Schulman	/s/ Philippe BENACIN
Name: Joshua Schulman	Name: Philippe BENACIN
Title: Chief Executive Officer	Title: President